Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-261181 on Form F-4 of our report dated November 18, 2021, relating to the consolidated financial statements of Gogoro Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche

Taipei, Taiwan

Republic of China

March 15, 2022